EXHIBIT 10.17
                      BSP REWARDS MEMBER PROVIDER AGREEMENT

THIS AGREEMENT (the "AGREEMENT") entered into as of the 16 day of January, 2004 (the "EFFECTIVE DATE") provides the terms and conditions under which MediaNet Group Technologies, Inc., a Nevada corporation having an address at 5100 W. Copans Road Suite 710 Margate, FL 33063 USA ("MEDIANET"), authorizes Albert Hutchinson, 1127 Chesterton Drive, Richardson, Texas ("MEMBER PROVIDER") to be its true and lawful Member Provider for the purpose of providing members, or having others provide members, to the BSP Rewards program in accordance with the terms and conditions contained in this Agreement. This Agreement, together with the other agreements and schedules referenced in it, contains the complete terms and conditions between the parties.

MEDIANET AND MEMBER PROVIDER AGREE AS FOLLOWS:

1.   LICENSE

Subject to this Agreement MediaNet, Inc., Inc. hereby grants you a non-exclusive, non-transferable BSP Rewards license for so long as you participate in the Service and adhere to this Agreement, to access, participate in and use the Service. You agree that you obtain no rights other than the rights and licenses expressly granted in this Agreement.

2.   UTILIZATION

The Member Provider intends to utilize the BSP Rewards program for itself and market the program to its members and to companies and various businesses and organizations ("BUYERS"). During the Term of this Agreement, Member Provider shall have the right to remarket the BSP Rewards program subject to approval by MediaNet, which approval will not be unreasonably withheld.

3.   COMPENSATION

MediaNet shall pay Member Provider a fee in accordance with the annexed Compensation Schedule. MediaNet will remit payment as directed by Member Provider in the time frames noted on the Compensation Schedule attached hereto.

4.   PUBLICITY

Member Provider and MediaNet agree that broad publicity with respect to the relationship developed by this Agreement, and the advantages of such relationship, will be permitted and actively encouraged and supported by both parties. This publicity initiative will include, but is not limited to, press releases issued by Member Provider and MediaNet, publicizing the strategic alliance between the parties, on site promotion, direct mail and email campaigns. In this regard, Member Provider and MediaNet shall agree on the form and content of the press release prior to its release.

5.   PROPRIETARY RIGHTS

     5.1 OWNERSHIP. MEMBER PROVIDER understands and agrees that MediaNet is the exclusive holder of and shall retain, all right, title and interest in and to the BSP Program, Portal, Content and Engine and the pages, including without limitation including all intellectual Property therein site (EXCLUDING PROPRIETARY PAGES PROVIDED BY MEMBER PROVIDER).

     5.2 INTELLECTUAL PROPERTY. Nothing herein shall grant a party any right, title or interest in the other party's Intellectual Property, except as explicitly set forth herein. At no time during or after the Term of this Agreement shall a party challenge or assist others to challenge the other party's Intellectual Property or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those or the other party.

Member Provider Agreement                              Initials ______   _______

     5.3 INTELLECTUAL PROPERTY WARRANTY. The MediaNet Brand-A-Port Service and the operation of the site(s) and co-branded site(s) as currently operated by MediaNet, Inc. is designed to provide a service and/or link taking the end-user to it's originating website. Other than claims arising out of the use of the Brand-A-Port services, MediaNet shall not be responsible for unauthorized use of the Co-branded sites by Member Provider or users of Member Provider's Sites.

6.   CONFIDENTIALITY

     6.1 CONFIDENTIALITY INFORMATION. Each party (the "RECEIVING PARTY") acknowledges that by reason of its relationship to the other party (the "DISCLOSING PARTY") hereunder, the Receiving Party will have access to certain information and materials, including the terms of this Agreement, concerning the Disclosing Party's business, plans, technology, products and services that are confidential and of substantial value to the Disclosing Party, which value would be impaired if such information were disclosed to third parties ("CONFIDENTIAL INFORMATION"). The Receiving Party agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such Confidential Information revealed to it by the Disclosing Party. The Receiving Party shall take every reasonable precaution to protect the confidentiality of Confidential Information. Upon request by the Receiving Party, the Disclosing Party shall advise whether or not it considers any particular information to be Confidential Information. The Receiving Party shall not publish any technical description of the Disclosing Party's Confidential Information beyond any descriptions published by the Disclosing party. In the event of expiration or termination of this Agreement, there shall be no use or disclosure by the Receiving Party of any Confidential Information of the Disclosing Party, and the Receiving Party shall not develop any software, devices, components or assemblies utilizing the Disclosing Party's Intellectual Property. Both parties agree that the terms and conditions of this Agreement are confidential and shall not be disclosed to any third party, unless disclosure is compelled by final, non-appealable order of a court of competent jurisdiction.

     BSP AGREES TO KEEP THE NAMES OF ALL MEMBERS PROVIDED HEREUNDER AS CONFIDENTIAL, AND SHALL NOT SHARE THAT INFORMATION WITH ANY OTHER COMPANY OR ENTITY. BSP ALSO AGREES THAT THEY WILL NOT SOLICIT THE MEMBERS PROVIDED WITHOUT THE PRIOR CONSENT OF THE MEMBER PROVIDER.

     6.2 EXCLUSIONS. Confidential Information does not include information permitted to be disclosed under section 5 and any information that the Receiving Party can demonstrate by written records: (a) was known to the Receiving Party prior to its disclosure hereunder by the disclosing party;
     (b) is independently developed by the Receiving Party; (c) is or becomes publicly known through no wrongful act of the Receiving Party; (d) has been rightfully received from a third party whom the Receiving Party has reasonable grounds to believe is authorized to make such disclosure without restriction; (e) has been approved for public release by the Disclosing Party's prior written authorization, or (f) must be produced or disclosed pursuant to applicable law, regulation or court order, provided that the Receiving Party provides prompt advance notice thereof to enable the Disclosing Party to seek a protective order or otherwise prevent such disclosure. In addition, Member Provider and MediaNet may disclose the existence and terms of this Agreement in connection with a potential acquisition of substantially the entire business of the other party, or a private or public offering of securities of either party.

Member Provider Agreement                              Initials ______   _______

7.   LIMITATION OF LIABILITY

NEITHER MEMBER PROVIDER NOR MEDIANET MAKES ANY WARRANTY WHATSOEVER WITH REGARD TO THE FEATURES, FUNCTIONS, PERFORMANCE, QUALITY OR OTHER CHARACTERISTICS OF THE SERVICE EACH COMPANY PROVIDES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO EACH OTHER OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOEVER CAUSED, ON ANY THERORY OF LIABILITY, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. MEMBER PROVIDER SHALL NOT BE LIABLE TO MEDIANET OR ANY OTHER PARTY FOR ANY DAMAGES ARISING FROM THIRD PARTY UNAUTHORIZED ACCESS OR USE OF THE MEDIANET SERVICE OR ANY IMAGES OBTAINED BY USING THE MEDIANET SERVICE. MEDIANET SHALL NOT BE LIABLE TO MEMBER PROVIDER OR ANY OTHER PARTY FOR ANY DAMAGES ARISING FROM THIRD PARTY UNAUTHORIZED ACCESS OR USE OF THE MEDIANET SERVICE OR ANY IMAGES OBTAINED BY USING THE MEDIANET SERVICES.

8.   DISCLAIMERS

MEDIANET DISCLAIMERS. MEDIANET MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE MEDIANET, PICTUREJUDGE OR BRAND-A-PORT SERVICE, AND MEDIANET SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. MEDIANET DOES NOT WARRANT THAT THE OPERATION OF THE MEDIANET SERVICE WLL BE UNITERRUPTED OR ERROR-FREE. FURTHERMORE, MEDIANET DOES NOT MAKE ANY REPRESENTATIONS REGARDING THE USE OF THE RESULTS OF THE USE OF THE MEDIANET SITE IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.

9.   TERMS AND TERMINATION

     9.1 TERM. The term of this Agreement shall commence on the Effective Date and continue for a period of 1 year after the Effective Date, if agreed by both parties within 30 days of license expiration, unless earlier terminated as set forth herein (the "TERM"). This Agreement shall renew for successive 1-year periods, after the initial 1 Year Term. Either party may terminate the Agreement on 60-days written notice during a renewed term. However, in no event shall termination of this Agreement by MediaNet relieve it of the obligation to remit payment to Member Provider for services provided by Member Provider prior to such termination. The obligation to remit payment shall survive termination of this Agreement and be enforceable so long as MediaNet continues benefiting directly from the members enrolled by the Member Provider and/or the affiliates and member providers introduced and contracted through Member Provider.

     9.2 TERMINATION FOR BREACH OR INSOLVENCY. A party shall have the right to terminate this Agreement on written notice if (a) the other party ceases to do business in the ordinary course or is insolvent (i.e., unable to pay its debts in the ordinary course as they come due), or is declared bankrupt, or is the subject of any liquidation or insolvency proceeding which is not dismissed within 90 days, or makes any assignment for the benefit of creditors, or (b) the other party breaches any material term of this Agreement, including timely payments, and fails to cure such breach within 30 days after written notice thereof (collectively referred to here in as "TERMINATING EVENTS"). In the event of a Terminating Event, involving Member Provider, other than for an event involving fraud or dishonesty by Member Provider, MediaNet shall be entitled to offset payments due under this Agreement against its costs incurred as a result of the Terminating Event, but shall remain obligated to remit all payments due under this agreement as a direct or indirect result of the activities of Member Provider prior to the effective date of termination.

Member Provider Agreement                              Initials ______   _______

10.  EFFECT OF TERMINATION.

Upon the expiration or termination of this Agreement:

     10.1 Each party shall, within 30 days of such expiration or termination return to other party or destroy all Confidential Information and all other material received from such other party.

     10.2 All rights granted by Member Provider hereunder to MediaNet shall terminate. All rights granted by MediaNet hereunder to Member Provider shall terminate, subject to the continuing obligation of MediaNet to remit payment pursuant to the provisions of Sections 3, 9 and Compensation Schedule.

     10.3 Sections 5, 6, 7, 9, 10, 11, 12 and 13 shall survive the expiration or termination of this Agreement for any reason.

11.  REMEDIES

     11.1 INDEMNIFICATION. Member Provider and MediaNet shall indemnify and hold harmless each other, and their respective directors, officers, employees, and agents, from and against all claims, losses, damages and expenses (including reasonable attorney's fees) resulting from the breach of any agreement, representation or warranty set forth herein; provided the indemnified party provides the indemnifying party with (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action and (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

     11.2 INJUNCTIVE RELIEF. The parties acknowledge that the breach or threatened breach of any term of this Agreement would cause irreparable harm to the non-breaching party, the extent of which would be difficult to ascertain. Accordingly, each party agrees that, in addition to any other remedies to which a party may be legally entitled, a party may seek immediate injunctive relief in the event of a breach or threatened breach of such sections by the other party or any of the other party's employees or subcontractors.

12.  MISCELLANEOUS

     12.1 ASSIGNMENT. This Agreement will be binding upon and inure to the benefits of the parties hereto and their permitted successors and assigns. Neither party may assign or otherwise transfer this Agreement without the other party's prior written consent except to a successor.

     12.2 WAIVER AND AMENDMENT. No modifications, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy.

     12.3 GOVERNING LAW. The laws of the State of Florida shall govern this Agreement, without reference to conflicts of law provisions.

     12.4 NOTICES, ETC. Any notice required or permitted by this Agreement shall be deemed given if delivered by Certified or Registered Mail, postage prepaid, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Delivery shall be deemed effective 3 days after deposit with postal authorities. Email, facsimile or other form of transmission

Member Provider Agreement                              Initials ______   _______
     pursuant to which MediaNet receives actual notice of the accounts into which the funds are to be wired may give notices of the accounts into which payment is to be wired shall be effective and MediaNet shall be entitled to rely upon them as if they were sent in accordance with the notice provisions of this paragraph.

     12.5 INDEPENDENT CONTRACTORS. The parties are independent contractors with respect to each other. Each party is not and shall not be deemed to be an employee, agent, joint venture partner or legal representative of the other for any purpose and shall not have any right, power, or authority to create any obligation or responsibility on behalf of the other.

     12.6 SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

     12.7 COMPLETE UNDERSTANDING. This Agreement constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement, either written or oral.

     12.8 FORCE MAJEUR. Except with respect to obligations to make payments hereunder, neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to causes beyond its reasonable control including, but not limited to: earthquake, flood, fire, storm or other natural disaster, act of God, labor controversy or threat thereof, civil disturbance or commotion, disruption of the public markets, war or armed conflict or the inability to obtain sufficient material, supplies, labor, transportation, power or other essential commodity or service required in the conduct of its business, including internet access, or any change in or the adoption of any law, ordinance, rule, regulation, order, judgment or decree.

     12.9 CONTENT. Member Provider shall have the right to approve the content of any and all banners, advertisements or buttons MediaNet offers to place on the Portal and to restrict, limit or otherwise control all links MediaNet places on the Portal. While Member Provider agrees that its approval shall not unreasonably be withheld, it shall not be deemed unreasonable to refuse approval if the link directs website visitors to websites offering products or services that are in conflict or compete with products or services offered by the Member Provider, the Consortium or the businesses, products or services the Member Provider chooses to promote through the Portal. It shall also not be deemed to be unreasonable to withhold consent on the basis of the real or apparent unsavory or prurient nature of the ads or the websites to which they link.

     12.10 NO DISPARAGEMENT. Each party agrees that, during the Term of this Agreement and for a period of five (5) years thereafter, neither will make written or oral comments regarding the other that are negative, disparaging, tend to bring the other into disrepute or call into question the business acumen, character, honesty or integrity of the other.

     12.11 POLICIES. Member policies and rules as set forth in Service materials, including materials of Contributing Companies, either in print or on the BSP Rewards website (collectively, the "Policies"). The Policies, including any amendments that may be made from time to time, are hereby incorporated by reference into this Agreement. BSP Rewards may modify the Policies at any time. This Policies as so amended will be posted on the BSP Rewards website, and members continued use of the Service thereafter will constitute acceptance of any such amendment.

Member Provider Agreement                              Initials ______   _______

13   NO UNAUTHORIZED USE OF THE SERVICE.

Member Provider agrees that it will not, and will not knowingly, and will not give permission to others to:

     13.1 provide any unauthorized third party with access to the Service or any information, data, text, links, images, software, chat, communications and other content available through the Internet and proprietary to BSP Rewards (collectively, "Content") by any means;

     13.2 modify, reverse engineer, reverse assemble or decompile any of the software applications used by you in connection with your participation in the Service;

     13.3 engage in any activity that does not comply with U.S. law or other applicable law and regulations or otherwise engage in any illegal, manipulative or misleading activity through the use of the Service;

     13.4 introduce into the Service any code intended to disrupt the Service, alter or delete its Content, access confidential Content on the BSP Rewards website or interfere with the operation of the Service, including, but not limited to, distribution of unsolicited advertising or mail messages and propagation of computer worms and viruses;

     13.5 post any material in any form whatsoever on the BSP Rewards website or within the portal, PictureJudge or other Service that is defamatory, obscene or otherwise unlawful or violates any third party's right of privacy or publicity; or

     13.6 infringe any third party's patent, copyright, service mark, trademark or other intellectual property right of any kind or misappropriate the trade secrets of any third party in connection with your use of the Service.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the day and year last set forth below.

 MEDIANET GROUP TECHNOLOGIES, INC.          LEGAL NAME:
                                            Albert G. Hutchinson

 /s/ Martin A. Berns                        /s/ Albert G. Hutchinson
 ---------------------------------          ------------------------------------
 Signature                                  Signature

 By: Martin A. Berns                        By: Albert G. Hutchinson

 Title: Chief Executive Officer             Title:  President


Member Provider Agreement                              Initials ______   _______

                              COMPENSATION SCHEDULE

This Compensation Schedule is attached hereto and made a part thereof that certain BSP Rewards Member Provider Agreement of even date:

Member Provider shall be entitled to receive compensation under the Member Provider in the following manner:

COMPENSATION:

     BSP REWARDS PROGRAM: MediaNet shall, upon collection, remit to Member Provider _1_% of the net Rewards earned by Members through and provided directly by it, and _1_% of the net Member Rewards received and collected that is earned through Merchants, Companies, Organizations, Groups and individuals that have been contracted through Member Provider.

     BSP PORTAL SALES: MediaNet shall remit to Member Provider 20% of the price of each Portals sold directly by it.

     BSP MONTHLY HOSTING FEES: In addition, MediaNet shall remit to Member Provider an amount equal to 10% of the hosting fees paid by Buyers who purchase portals or host websites with MediaNet as a direct result of the activities of Member Provider, whether those activities are sold through the portal or independent of it.

PAYMENT OF COMPENSATION (SUBJECT TO RECEIPT OF GOOD, VALID FUNDS)

     PORTAL SALES: MediaNet shall remit all sums due to Member Provider within 30 days of receipt of cleared funds.

     MONTHLY HOSTING FEES: In addition, MediaNet shall remit hosting fees to Member Provider in monthly installments on or before the 15th business day of each month. All sums received by MediaNet through the last business day of the preceding month shall be included in the calculation of the amount to be remitted.

     BSP REWARDS MEMBER PURCHASES VOLUME: Amounts due for purchases of products or services shall be calculated as of funds received by the last day of each month and remitted on or before the 15th day of the following month.

     RECORDS

MediaNet shall maintain books and records and shall provide for online confirmation of sales and payments. MediaNet shall permit Member Provider or its designees reasonable access during normal business hours and, upon request, to verify funds and payments due pursuant to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the day and year last set forth below.

 MEDIANET GROUP TECHNOLOGIES, INC.          LEGAL NAME:
                                            Albert G. Hutchinson

/s/ Martin A.Berns                          /s/ Albert G. Hutchinson
 ---------------------------------          ------------------------------------
 Signature                                  Signature

 By: Martin A. Berns                        By: Albert G. Hutchinson

 Title: Chief Executive Officer             Title: President

Member Provider Agreement                              Initials ______   _______
                                       7